Exhibit 99.1

CROSS COUNTRY HEALTHCARE ANNOUNCES FIRST QUARTER
2026 FINANCIAL RESULTS

BOCA RATON, Fla., May 7, 2026--Cross Country Healthcare, Inc. (the Company) (Nasdaq: CCRN) today announced financial results for its first quarter ended March 31, 2026.

Selected Financial Information:

		Variance		Variance
		Q1 2026 vs		Q1 2026 vs
Dollars are in thousands, except per share amounts	Q1 2026	Q1 2025		Q4 2025
Revenue	$241,057	(18)%		2%
Gross profit margin*	19.7%	(30)	bps	(60)	bps
Net loss attributable to common stockholders	$(4,266)	(771)%		95%
Diluted EPS	$(0.14)	$(0.12)		$2.42
Adjusted EBITDA*	$3,853	(55)%		(5)%
Adjusted EBITDA margin*	1.6%	(130)	bps	(10)	bps
Adjusted EPS*	$(0.03)	$(0.09)		$0.03
Cash flows provided by operations	$4,767	(16)%		(74)%
* Represents amounts that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP) and are referred to as non-GAAP measures. Please refer to the accompanying discussion below of how these non-GAAP financial measures are calculated and used under “Non-GAAP Financial Measures” and the tables reconciling these measures to the closest GAAP measure.

First Quarter Business Highlights

• Revenue exceeded guidance range, with Travel Nurse and Allied growing 7% sequentially
• Cross Country Community Care experienced 16% year-over-year revenue growth
• Signed 4 new MSP/VMS agreements
• Licensed Intellify®, our workforce intelligence platform, to a top ten healthcare staffing provider
• Repurchased over 650,000 shares, or 2.1% of shares outstanding
• Closed the quarter with $105.6 million in cash and no debt
• Positive cash flow from operations of $4.8 million for the quarter

“We ended the first quarter with positive momentum, underscored by sequential revenue growth and several new MSP wins and expansions,” said Kevin C. Clark, Co-Founder, Chairman and Chief Executive Officer. He continued, “As we await the closing of the pending transaction with Knox Lane in the third quarter, our focus remains on disciplined execution and advancing our technology initiatives to support our clients’ evolving workforce needs.”

First quarter consolidated revenue was $241.1 million, a decrease of 18% year-over-year and an increase 2% sequentially. Consolidated gross profit margin was 19.7%, a decrease of 30 basis points year-over-year and 60 basis points sequentially. Net loss attributable to common stockholders was $4.3 million, as compared to net loss of $0.5 million in the prior year and a net loss of $82.9 million in the prior quarter.

Exhibit 99.1
Diluted earnings per share (EPS) was a net loss of $0.14, as compared to net loss of $0.02 in the prior year and a net loss of $2.56 in the prior quarter. Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) was $3.9 million, or 1.6% of revenue, as compared with $8.6 million, or 2.9% of revenue, in the prior year, and $4.1 million, or 1.7% of revenue, in the prior quarter. Adjusted EPS was a net loss of $0.03, as compared to net income of $0.06 in the prior year and a net loss of $0.06 in the prior quarter.

Quarterly Business Segment Highlights

Nurse and Allied Staffing
Revenue was $201.4 million, a decrease of 17% year-over-year and an increase of 4% sequentially. Contribution income was $12.7 million, as compared to $17.2 million in the prior year and $12.6 million in the prior quarter. Average field contract personnel on a full-time equivalent (FTE) basis was 6,363, as compared with 7,411 in the prior year and 6,318 in the prior quarter. Revenue per FTE per day was $351, as compared to $360 in the prior year and $333 in the prior quarter.
Physician Staffing
Revenue was $39.6 million, a decrease of 23% year-over-year and 7% sequentially. Contribution income was $2.8 million, as compared to $4.0 million in the prior year and $3.3 million in the prior quarter. Total days filled were 17,688, as compared with 22,692 in the prior year and 18,599 in the prior quarter. Revenue per day filled was $2,240, as compared with $2,253 in the prior year and $2,286 in the prior quarter.

Cash Flow and Balance Sheet Highlights

Net cash provided by operating activities for the three months ended March 31, 2026 was $4.8 million, as compared to $5.7 million for the three months ended March 31, 2025 and $18.2 million for the three months ended December 31, 2025. During the fourth quarter of 2025, the Company received a termination fee of $20.0 million related to the termination of the agreement and plan of merger that contemplated the Company’s proposed merger with Aya Healthcare, Inc. (the Aya Merger), which was recorded within operating cash flows.
During the first quarter of 2026, the Company repurchased a total of 0.7 million shares of its common stock for an aggregate price of $5.8 million, at an average market price of $8.86 per share. As of March 31, 2026, the Company had 31.2 million unrestricted shares outstanding and $28.1 million remaining for share repurchase.
As of March 31, 2026, the Company had $105.6 million in cash and cash equivalents with no debt outstanding. There were no borrowings drawn under its revolving senior secured asset-based credit facility (ABL). As of March 31, 2026, borrowing base availability under the ABL was $109.3 million, with $91.0 million of availability net of $18.3 million of letters of credit.

Exhibit 99.1
CONFERENCE CALL

On May 6, 2026, the Company entered into an Agreement and Plan of Merger with KL Criss Cross Intermediate, LLC, a Delaware corporation (Parent), and KL Criss Cross Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (Merger Sub), pursuant to which Merger Sub will merge with and into the Company (Merger), with the Company surviving as a wholly owned subsidiary of Parent. If the Merger is consummated, the Company’s securities will be delisted from the Nasdaq Global Select Market and deregistered under the Securities Exchange Act of 1934, as amended, as promptly as practicable after the effective time of the Merger. In consideration of the proposed Merger, the Company is canceling its earnings conference call to discuss its first quarter 2026 financial results, which was previously scheduled to be held on May 7, 2026.

ABOUT CROSS COUNTRY HEALTHCARE

Cross Country Healthcare, Inc. (Nasdaq: CCRN) is a healthcare workforce solutions company delivering an AI-powered digital platform and advisory services, backed by nearly 40 years of healthcare labor expertise, to help health systems optimize and sustain their entire labor ecosystem.

Through Intellify®, Cross Country’s cloud-based workforce management and vendor management system, health systems gain clear visibility across internal and contingent labor. Intellify® integrates with core hospital systems and brings all service lines, including non-clinical, nursing, allied health, and locums, into one centralized view. Powered by real-time analytics and AI-driven insights, Intellify® helps leaders make smarter workforce decisions, streamline operations, reduce labor costs, improve flexibility, and support high-quality outcomes.

Copies of this and other press releases, as well as additional information about the Company, can be accessed online at ir.crosscountry.com. Stockholders and prospective investors can also register to automatically receive the Company’s press releases, filings with the Securities and Exchange Commission (SEC), and other notices by e-mail.

NON-GAAP FINANCIAL MEASURES

This press release and the accompanying financial statement tables reference non-GAAP financial measures, such as gross profit margin, adjusted EBITDA, adjusted EBITDA margin, and adjusted EPS. Such non-GAAP financial measures are provided as additional information and should not be considered substitutes for, or superior to, financial measures calculated in accordance with GAAP. Such non-GAAP financial measures are provided for consistency and comparability to prior year results; furthermore, management believes such non-GAAP financial measures are useful to investors when evaluating the Company’s performance, as such non-GAAP financial measures exclude certain items that management believes are not indicative of the Company’s future operating performance. Pro forma measures, if applicable, are adjusted to include the results of our acquisitions, and exclude the results of divestments, as if the transactions occurred in the beginning of the periods mentioned. Such non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. The financial statement tables that accompany this press release include a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure and a more detailed discussion of each financial measure; as such, the financial statement tables should be read in conjunction with the presentation of these non-GAAP financial measures.

Exhibit 99.1

FORWARD LOOKING STATEMENTS

This press release contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact, including statements relating to our future results (including business trends), may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future of the Company based on current expectations and assumptions relating to the Company’s business, the economy, and other future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs,” and other words of similar meaning in connection with the discussion of future performance, plans, actions, or events. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties, and changes in circumstances that are difficult to predict. Such risks and uncertainties include, among others: (i) the timing to consummate the proposed Merger, (ii) the risk that a condition of closing of the proposed Merger may not be satisfied or that the closing of the proposed Merger might otherwise not occur, (iii) the risk that a regulatory approval that may be required for the proposed Merger is not obtained or is obtained subject to conditions that are not anticipated, (iv) the diversion of management time on transaction-related issues, (v) risks related to disruption of management time from ongoing business operations due to the proposed Merger, (vi) the risk that any announcements relating to the proposed Merger could have adverse effects on the market price of Company’s common stock, (vii) the risk that the proposed Merger and its announcement could have an adverse effect on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with its suppliers and customers, (viii) the occurrence of any event, change, or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in circumstances requiring the Company to pay a termination fee, (ix) the risk that competing offers will be made, unexpected costs, charges or expenses resulting from the Merger, (x) potential litigation relating to the Merger that could be instituted against the parties to the Merger Agreement or their respective directors, managers, or officers, including the effects of any outcomes related thereto, (xi) worldwide economic or political changes that affect the markets that the Company’s businesses serve, which could have an effect on demand for the Company’s services and impact the Company’s profitability, (xii) effects from global pandemics, epidemics, or other public health crises, (xiii) changes in marketplace conditions, such as alternative modes of healthcare delivery, reimbursement and customer needs, (xiv) disruptions in the global credit and financial markets, including diminished liquidity and credit availability, changes in international trade agreements, including tariffs and trade restrictions, foreign currency volatility, swings in consumer confidence and spending, and the overall macroeconomic environment, (xv) the functioning of our information systems and the effect of cyber security risks and cyber incidents on our business, (xvi) demand for the healthcare services that we provide, both nationally and in the regions in which we operate, (xvii) leadership transitions and retention of key employees, (xviii) our ability to attract and retain qualified nurses, physicians, and other healthcare personnel, (xix) costs and availability of short-term housing for our travel healthcare professionals, (xx) the effect of existing or future government regulation and federal and state legislative and enforcement initiatives on our business, and (xxi) outcomes of regulatory and legal proceedings, claims, and investigations. Accordingly, actual results may differ materially from those contemplated by these forward-looking statements. Investors,

Exhibit 99.1
therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the SEC, including the risks and uncertainties identified in Part I, Item 1A - Risk Factors of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and in the Company’s other filings with the SEC. The list of factors is not intended to be exhaustive.

These forward-looking statements speak only as of the date of this press release. Except as may be required by applicable law, the Company does not assume any obligation to update or revise any forward-looking statement made in this press release or that may from time to time be made by or on behalf of the Company.

Exhibit 99.1

Cross Country Healthcare, Inc.
Consolidated Statements of Operations
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended
	March 31,	March 31,	December 31,
	2026	2025	2025

Revenue from services	$241,057	$293,408	$236,761
Operating expenses:
Direct operating expenses	193,466	234,750	188,779
Selling, general and administrative expenses	45,812	52,486	51,250
Credit loss expense	61	35	355
Depreciation and amortization	3,669	4,772	3,833
Acquisition and integration-related (income) costs	(7)	2,041	(15,577)
Restructuring costs	765	301	1,327
Legal and other losses	1,213	—	548
Impairment charges	233	—	77,851
Total operating expenses	245,212	294,385	308,366
Loss from operations	(4,155)	(977)	(71,605)
Other expenses (income):
Interest expense	567	543	568
Interest income	(974)	(681)	(882)
Other (income) expense, net	(14)	60	(46)
Loss before income tax	(3,734)	(899)	(71,245)
Income tax expense (benefit)	532	(409)	11,684
Net loss attributable to common stockholders	$(4,266)	$(490)	$(82,929)

Net loss per share attributable to common stockholders - Basic	$(0.14)	$(0.02)	$(2.56)

Net loss per share attributable to common stockholders - Diluted	$(0.14)	$(0.02)	$(2.56)

Weighted average common shares outstanding:
Basic	31,470	32,282	32,334
Diluted	31,470	32,282	32,334

Cross Country Healthcare, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended
	March 31,	March 31,	December 31,
	2026	2025	2025
Adjusted EBITDA: [a]
Net loss attributable to common stockholders	$(4,266)	$(490)	$(82,929)
Interest expense	567	543	568
Income tax expense (benefit) [b]	532	(409)	11,684
Depreciation and amortization	3,669	4,772	3,833
Acquisition and integration-related (income) costs [c]	(7)	2,041	(15,577)
Restructuring costs [d]	765	301	1,327
Severance costs - executive transition [e]	598	—	6,035
Legal, bankruptcy, and other losses [f]	1,213	—	548
Impairment charges [g]	233	—	77,851
Loss on disposal of fixed assets	—	—	57
Gain on lease termination	—	—	(121)
Interest income	(974)	(681)	(882)
Other (income) expense, net	(14)	60	18
Equity compensation	1,171	1,318	1,117
System conversion costs [h]	366	1,164	538
Adjusted EBITDA [a]	$3,853	$8,619	$4,067
Adjusted EBITDA margin [a]	1.6%	2.9%	1.7%

Adjusted EPS: [i]
Numerator:
Net loss attributable to common stockholders	$(4,266)	$(490)	$(82,929)
Non-GAAP adjustments - pretax:
Acquisition and integration-related (income) costs [c]	(7)	2,041	(15,577)
Restructuring costs [d]	765	301	1,327
Severance costs - executive transition [e]	598	—	6,035
Legal, bankruptcy, and other losses [f]	1,213	—	548
Impairment charges [g]	233	—	77,851
System conversion costs [h]	366	1,164	538
Nonrecurring income tax adjustments [j]	—	—	29,449
Tax impact of non-GAAP adjustments [k]	—	(919)	(19,296)
Adjusted net (loss) income attributable to common stockholders - non-GAAP	$(1,098)	$2,097	$(2,054)

Denominator:
Weighted average common shares - basic, GAAP	31,470	32,282	32,334
Dilutive impact of share-based payments	181	281	77
Adjusted weighted average common shares - diluted, non-GAAP	31,651	32,563	32,411

Reconciliation:
Diluted EPS, GAAP	$(0.14)	$(0.02)	$(2.56)
Non-GAAP adjustments - pretax:
Acquisition and integration-related (income) costs [c]	—	0.06	(0.48)
Restructuring costs [d]	0.03	0.01	0.04
Severance costs - executive transition [e]	0.02	—	0.18
Legal, bankruptcy, and other losses [f]	0.04	—	0.02
Impairment charges [g]	0.01	—	2.41
System conversion costs [h]	0.01	0.04	0.02
Nonrecurring income tax adjustments [j]	—	—	0.91
Tax impact of non-GAAP adjustments [k]	—	(0.03)	(0.60)
Adjusted EPS, non-GAAP [i]	$(0.03)	$0.06	$(0.06)

Cross Country Healthcare, Inc.
Consolidated Balance Sheets
(Unaudited, amounts in thousands)

	March 31,	December 31,
	2026	2025

Assets
Current assets:
Cash and cash equivalents	$105,584	$108,738
Accounts receivable, net	176,641	167,512
Income taxes receivable	3,065	3,594
Prepaid expenses	7,412	7,561
Insurance recovery receivable	4,340	4,851
Other current assets	1,257	1,333
Total current assets	298,299	293,589
Property and equipment, net	27,313	27,775
Operating lease right-of-use assets	1,780	2,206
Goodwill	63,803	63,803
Other intangible assets, net	25,764	27,635
Insurance recovery receivable	14,334	14,859
Cloud computing	15,150	14,028
Deferred compensation asset	2,868	2,938
Other assets	1,762	2,118
Total assets	$451,073	$448,951

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$47,596	$46,034
Accrued compensation and benefits	39,524	28,378
Operating lease liabilities	974	1,163
Other current liabilities	2,473	2,181
Total current liabilities	90,567	77,756
Operating lease liabilities	1,069	1,155
Deferred tax liabilities	2,696	2,522
Accrued claims	30,012	30,028
Uncertain tax positions	10,508	10,427
Deferred compensation liability	2,244	2,590
Other liabilities	1,170	1,651
Total liabilities	138,266	126,129

Commitments and contingencies

Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	195,552	201,172
Accumulated other comprehensive loss	(1,689)	(1,560)
Retained earnings	118,941	123,207
Total stockholders’ equity	312,807	322,822
Total liabilities and stockholders’ equity	$451,073	$448,951

Cross Country Healthcare, Inc.
Segment Data [l]
(Unaudited, amounts in thousands)

	Three Months Ended						Year-over-Year	Sequential
	March 31,	% of	March 31,	% of	December 31,	% of	% change	% change
	2026	Total	2025	Total	2025	Total	Fav (Unfav)	Fav (Unfav)

Revenue from services:
Nurse and Allied Staffing	$201,444	84%	$242,291	83%	$194,238	82%	(17)%	4%
Physician Staffing	39,613	16%	51,117	17%	42,523	18%	(23)%	(7)%
	$241,057	100%	$293,408	100%	$236,761	100%	(18)%	2%

Contribution income: [m]
Nurse and Allied Staffing	$12,728		$17,244		$12,552		(26)%	1%
Physician Staffing	2,787		4,029		3,310		(31)%	(16)%
	15,515		21,273		15,862		(27)%	(2)%

Corporate overhead [n]	13,797		15,136		19,485		9%	29%
Depreciation and amortization	3,669		4,772		3,833		23%	4%
Restructuring costs [d]	765		301		1,327		(154)%	42%
Legal, bankruptcy, and other losses [f]	1,213		—		548		(100)%	(121)%
Impairment charges [g]	233		—		77,851		(100)%	100%
Acquisition and integration-related (income) costs [c]	(7)		2,041		(15,577)		100%	(100)%
Loss from operations	$(4,155)		$(977)		$(71,605)		(325)%	94%

Cross Country Healthcare, Inc.
Summary Condensed Consolidated Statements of Cash Flows
(Unaudited, amounts in thousands)

	Three Months Ended
	March 31,	March 31,	December 31,
	2026	2025	2025

Net cash provided by operating activities	$4,767	$5,681	$18,239
Net cash used in investing activities	(1,458)	(1,886)	(2,117)
Net cash used in financing activities	(6,456)	(4,725)	(6,519)
Effect of exchange rate changes on cash	(7)	(6)	3
Change in cash and cash equivalents	(3,154)	(936)	9,606
Cash and cash equivalents at beginning of period	108,738	81,633	99,132
Cash and cash equivalents at end of period	$105,584	$80,697	$108,738

Cross Country Healthcare, Inc.
Other Financial Data
(Unaudited)

	Three Months Ended
	March 31,	March 31,	December 31,
	2026	2025	2025

Revenue from services	$241,057	$293,408	$236,761
Less: Direct operating expenses	193,466	234,750	188,779
Gross profit	$47,591	$58,658	$47,982
Consolidated gross profit margin [o]	19.7%	20.0%	20.3%

Nurse and Allied Staffing statistical data:
FTEs [p]	6,363	7,411	6,318
Average Nurse and Allied Staffing revenue per FTE per day [q]	$351	$360	$333

Physician Staffing statistical data:
Days filled [r]	17,688	22,692	18,599
Revenue per day filled [s]	$2,240	$2,253	$2,286

(a)    Adjusted EBITDA, a non-GAAP financial measure, is defined as net income (loss) attributable to common stockholders before interest expense, income tax expense (benefit), depreciation and amortization, acquisition and integration-related (benefits) costs, restructuring (benefits) costs, certain severance costs, legal and other losses, customer bankruptcy loss, impairment charges, gain or loss on derivative, loss on early extinguishment of debt, gain or loss on disposal of fixed assets, gain or loss on lease termination, gain or loss on sale of business, interest income, other expense (income), net, equity compensation, and system conversion costs. Adjusted EBITDA is not and should not be considered a measure of financial performance under GAAP. Management presents Adjusted EBITDA because it believes that Adjusted EBITDA is a useful supplement to net income (loss) attributable to common stockholders as an indicator of operating performance. Management uses Adjusted EBITDA for planning purposes and as one performance measure in its incentive programs for certain members of its management team. Adjusted EBITDA, as defined, closely matches the operating measure as defined by the Company’s credit facilities. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by the Company’s consolidated revenue.
(b)    Income tax expense for the three months ended December 31, 2025 includes $29.4 million of expense related to the establishment of nonrecurring valuation allowances on the Company’s deferred tax assets.
(c)    Acquisition and integration-related (income) costs relate to the Aya Merger, and include the Aya Merger termination fee of $20.0 million that was paid to the Company in December 2025, and associated fees paid by the Company in the fourth quarter of 2025.
(d)    Restructuring costs were primarily comprised of employee termination costs, lease-related exit costs, and reorganization costs as part of planned cost savings initiatives.
(e)    Severance costs – executive transition for the three months ended March 31, 2026 relate primarily to the separation of two officers from the Company during the period and consist of various severance payments and associated fees. Severance costs - executive transition for the three months ended December 31, 2025 relate to the former Chief Executive Officer’s separation from the Company in December 2025 and consist of various severance payments.
(f)    Includes legal costs and other settlement charges as presented on the consolidated statements of operations and losses pertaining to matters outside the normal course of operations.
(g)    Impairment charges for the three months ended December 31, 2025 include non-cash goodwill impairment charges related to the Company’s Nurse and Allied and Physician Staffing segments, primarily triggered by the fourth quarter decline in the Company’s equity market capitalization.
(h)    System conversion costs include enterprise resource planning system costs related to the upgrading and integrating of our middle and back-office platforms, with certain development costs capitalized and amortized in accordance with the Company’s policies.
(i)    Adjusted EPS, a non-GAAP financial measure, is defined as net income (loss) attributable to common stockholders per diluted share before the diluted EPS impact of acquisition and integration-related (benefits) costs, restructuring (benefits) costs, certain severance costs, legal and other losses, customer bankruptcy loss, impairment charges, gain or loss on derivative, loss on early extinguishment of debt, gain or loss on sale of business, system conversion costs, and nonrecurring income tax adjustments. Adjusted EPS is not and should not be considered a measure of financial performance under GAAP. Management presents Adjusted EPS because it believes that Adjusted EPS is a useful supplement to its reported EPS as an indicator of operating performance. Management believes Adjusted EPS provides a more useful comparison of the Company’s underlying business performance from period to period and is more representative of the future earnings capacity of the Company than EPS. Quarterly non-GAAP adjustment may vary due to rounding.
(j)    Nonrecurring income tax adjustment for the three months ended December 31, 2025 includes $29.4 million of expense related to the establishment of nonrecurring valuation allowances on the Company’s deferred tax assets.
(k)    During the quarter, the Company is in a valuation allowance position with respect to all domestic deferred tax assets other than certain deferred tax assets expected to be realized. As a result, the non-GAAP adjustments presented above are not materially tax effected, as the underlying items do not generate a corresponding tax benefit under GAAP in the current period.
(l)    Segment data is provided in accordance with the Segment Reporting Topic of the Financial Accounting Standards Board Accounting Standards Codification.
(m)    Contribution income is defined as income (loss) from operations before depreciation and amortization, acquisition and integration-related (benefits) costs, restructuring (benefits) costs, legal and other (gains) losses, impairment charges, and corporate overhead. Contribution income is a financial measure used by management when assessing segment performance.
(n)    Corporate overhead includes unallocated executive leadership and other centralized corporate functional support costs such as finance, IT, legal,    human resources, and marketing, as well as public company expenses and Company-wide projects (initiatives).
(o)    Gross profit is defined as revenue from services less direct operating expenses. The Company’s gross profit excludes allocated depreciation and amortization expense. Gross profit margin is calculated by dividing gross profit by revenue from services.
(p)    FTEs represent the average number of Nurse and Allied Staffing contract personnel on a full-time equivalent basis.
(q)    Average revenue per FTE per day is calculated by dividing the Nurse and Allied Staffing revenue, excluding permanent placement, per FTE by the number of days worked in the respective periods.
(r)    Days filled is calculated by dividing the total hours invoiced during the period, including an estimate for the impact of accrued revenue, by eight hours.
(s)    Revenue per day filled is calculated by dividing revenue as reported by days filled for the period presented.

Cross Country Healthcare, Inc.
William J. Burns, Executive Vice President & Chief Financial Officer
561-237-2555
wburns@crosscountry.com

Source: Cross Country Healthcare, Inc.